Exhibit 10.1

DINGDONG (CAYMAN) LIMITED

2020 Share Incentive Plan

(Amended and restated as of June 24, 2022)

1.	INTRODUCTION

1.1

The purpose of this 2020 Share Incentive Plan, as amended and restated from time to time (the “Plan”), is to promote the success of the Company and enhance the Company’s value of “going hand in hand towards the same goal to achieve success” and building a “strivers-oriented” culture by linking the personal interests of the Directors, Employees and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders.

2.	DEFINITIONS

The following terms used in this Plan shall have the meanings specified below:

2.1

“Applicable Laws” means (i) the laws of the Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the Options under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to the Options granted to residents; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.2

“Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Option, including through electronic medium, which shall contain such terms and conditions with respect to an Option as the Committee shall determine consistent with the Plan.

2.3	“Board” means the board of directors of the Company.

2.4

“Cause”, with respect to a Participant, means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Options) a termination of employment or service based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)	has engaged in an act that constitutes (i) a felony or (ii) financial dishonesty against the Company or any Subsidiary (which act would be chargeable as a crime under Applicable Laws);

(b)

has engaged in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which would or would reasonably be expected to (i) adversely affect the business, the reputation or competitiveness of the Service Recipient with any of their current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (ii) expose the Service Recipient to a risk of civil or criminal legal damages, liabilities or penalties;

(c)

has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a Disability or analogous condition) incapable of performing those duties;

(d)

has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(e)	has materially breached any of the provisions of any agreement with the Service Recipient;

(f)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Service Recipient; or

(g)

has improperly induced a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship.

A Termination of Service for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of termination for Cause.

2.5	“Code” shall mean the Internal Revenue Code of 1986 of the United States, as amended from time to time.

2.6	“Committee” shall have the meaning set forth in Section 3.1.

2.7	“Company” means Dingdong (Cayman) Limited, an exempted company incorporated under the laws of the Cayman Islands.

2.8

“Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.9

“Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions, provided, however, that the Committee shall determine under (f) and (g) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)

an amalgamation, arrangement, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting securities immediately prior to such transaction own fifty percent (50%) or more of the surviving entity;

(b)

the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Incumbent Board (as defined below) who are not affiliates or associates of the offeror under Rule 12b-2 promulgated under the Exchange Act do not recommend such shareholders accept, or

(c)

the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board; provided that if the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board;

(d)	the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Parent or Subsidiary);

(e)	the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(f)

any reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company survives but (A) the Shares of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction culminating in such takeover or scheme of arrangement, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(g)

acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.10

“Date of Grant” means, with respect to an Option, the date that the Option is granted and its Exercise Price is set (if applicable), consistent with Applicable Laws and applicable financial accounting rules.

2.11	“Director” means a member of the Board, as constituted from time to time.

2.12

“Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.13	“Effective Date” shall have the meaning set forth in Section 8.1.

2.14

“Employee” means any person, including an officer or a Director, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.15	“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.16	“Exercise Price” means the price per Share determined pursuant to Section 6.1 and at which a Participant purchases the Shares by exercising the Option.

2.17	“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)

If the Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation system on which Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)

If the Shares are not listed on an established securities exchange, national market system or automated quotation system, but are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)

In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value, relevant.

2.18

“Independent Director” means (i) if the Shares or other securities representing the Shares are not listed on a stock exchange, a Director of the Company who is a Non-Employee Director; and (ii) if the Shares or other securities representing the Shares are listed on one or more stock exchanges, a Director of the Company who meets the independence standards under the applicable corporate governance rules of the stock exchange(s).

2.19	“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.20	“Option” means a right granted to a Participant pursuant to Article 6 of the Plan to purchase a specified number of Shares at a specified price during specified time periods.

2.21

“Parent” means any entity whether domestic or foreign, in an unbroken chain of entities ending with the Company, if each of the entities other than the first entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.22	“Participant” means a person who, as a Director, Employee or Consultant, has been granted an Option pursuant to the Plan.

2.23	“Service Recipient” means the Company, any Parent or Subsidiary of the Company to which a Participant provides services as a Director, Employee, or Consultant.

2.24	“Share” means a Class A ordinary share of the Company, par value US$0.000002 per share, and such other securities of the Company that may be substituted for Shares pursuant to Article 7.

2.25

“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.26	“Termination of Service” means

(d)

As to a Consultant, the time when the engagement of a Participant as a Consultant to a Service Recipient is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(e)

As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(f)

As to an Employee, the time when the employee-employer relationship between a Participant and the Service Recipient is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of securities or other corporate transaction or event (including, without limitation, a spin-off).

2.2

“Trading Date” means the closing of the first sale to the general public of the Shares pursuant to an effective registration statement under Applicable Laws, which results in the Shares being publicly traded on one or more established stock exchanges or national market systems.

3.	ADMINISTRATION

3.1

Administration of the Plan. The Plan shall be administered by the Board having regard to any recommendations made to the Board or if the Board has delegated the authority to a committee of one or more members of the Board (the “Committee”) in accordance with the terms of such delegation (provided that in such case the Committee shall not grant or amend Options to any Committee members). If no Committee has been appointed, the entire Board shall administer the Plan. Any reference to the Board in the Plan shall be construed as a reference to the Committee (if any) to whom the Board has assigned a particular function. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 3.6.

3.2

Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Participant that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 8.17. Any such grant or award under the Plan need not be the same with respect to each Participant. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Laws are required to be determined in the sole discretion of the Committee.

3.3

Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of a Service Recipient, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.4

Authority of Committee. Subject to Applicable Laws and any specific designation in the Plan and each Award Agreement, and except as otherwise provided by the Board, the Committee has the authority, in its discretion to:

(a)	designate eligible Participants;

(b)	determine the number of Options to be granted and the number of Shares to which an Option will relate;

(c)

determine the terms and conditions of any Option granted pursuant to the Plan, including, but not limited to, the Exercise Price, manner of exercise, any restrictions or limitations on the Options, any schedule for vesting, lapse or cancellation of the Options, or restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(d)	prescribe and approve the form of each Award Agreement, which need not be identical for each Participant;

(e)	decide all other matters that must be determined in connection with an Option;

(f)	establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(g)	interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(h)	make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

3.5

Decisions Binding. The Committee’s interpretation of the Plan, any Option granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

3.6

Delegation of Authority. To the extent permitted by Applicable Laws, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Options or to take other administrative actions pursuant to Article 3; provided, however, that in no event shall an officer be delegated the authority to grant Options to, or amend Options held by officers of the Company (or Directors) to whom authority to grant or amend Options has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.6 shall serve in such capacity at the pleasure of the Board and the Committee.

4.	SHARES SUBJECT TO THE PLAN

4.1	Number of Shares.

(a)	Subject to the provisions of Article 7 and Section 4.1(b), the maximum aggregate number of Shares which may be issued pursuant to all Options is 40,544,715.

(b)

To the extent that an Option terminates, expires, or lapses for any reason, any Shares underlying such Option shall be added back to the Shares available issuance under the Plan. Shares delivered to the Participant or withheld by the Company upon the exercise of any Option under the Plan, in payment of the Exercise Price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 4.1(a). If any Shares forfeited by the Participant or repurchased by the Company are again returned to the Company, these Shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 4.1(a). To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company, any Parent or any Subsidiary shall not be counted against Shares available for grant pursuant to the Plan.

4.2

Shares Distributed. Any Shares distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares, treasury shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, in the discretion of the Committee, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Option may be distributed in lieu of Shares in settlement of any Option. If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 4.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

5.	ELIGIBILITY

5.1	Eligibility. Persons eligible to participate in this Plan include Directors, Employees and Consultants, as determined by the Committee.

5.2

Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Options shall be granted and shall determine the nature and amount of Options.

6.	OPTIONS

6.1	General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)

Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Directors, Employees or Consultants at any time and from time to time as determined by the Committee. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

(b)

Exercise Price. The Exercise Price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares, provided, however, that no Option may be granted to an individual subject to taxation in the United States at less than the Fair Market Value on the Date of Grant, without compliance with Section 409A of the Code, or the Participant’s consent. The Exercise Price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws (including any applicable exchange rule), a downward adjustment of the Exercise Prices mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the consent of the affected Participants.

(c)

Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipient or any other criteria selected by the Committee. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(d)

Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting and that a partial exercise must be with respect to a minimum number of shares. The Committee shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(e)

Term. The term of any Option granted under the Plan shall not exceed ten years from the Date of Grant. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service.

(f)

Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Committee, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

(i)

A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(ii)

Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Laws. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii)

In the event that the Option shall be exercised pursuant to Section 6.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Committee; and

(iv)

Full payment of the Exercise Price and applicable withholding taxes to share administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 6.1(g) and Section 8.9.

(g)

Payment. The Committee shall determine the methods by which the Exercise Price may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Chinese Renminbi, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Option or exercised portion thereof, (v) following the Trading Date, the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Committee with a Fair Market Value equal to the Exercise Price, or (vii) any combination of the foregoing. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant shall be permitted to make payment with respect to any Option granted under the Plan to the extent prohibited by Applicable Laws.

(h)

Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

6.2	Effects of Termination of Service. Termination of Service shall have the following effects on Options granted to the Participants:

(a)

Termination of Service for Cause. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable;

(b)

Terminations of Service Due to Death or Disability. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates as a result of the Participant’s death or Disability:

(i)

the Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), will have until the date that is six (6) months after the Participant’s Termination of Service to exercise the Participant’s Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s Termination of Service on account of death or Disability;

(ii)

the Options, to the extent not vested and exercisable on the date of the Participant’s Termination of Service, shall terminate upon the Participant’s Termination of Service on account of death or Disability; and

(iii)

the Options, to the extent exercisable for the six -month period following the Participant’s Termination of Service and not exercised during such period, shall terminate at the close of business on the last day of the six -month period.

(c)

Terminations of Service for Other Reasons. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Participant’s death or Disability:

(i)

the Participant will have until the date that is 90 days after the Participant’s Termination of Service to exercise his or her Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s Termination of Service, but in no event after the expiration date of the Options as indicated in the applicable Award Agreement;

(ii)	the Options, to the extent not vested and exercisable on the date of the Participant’s Termination of Service, shall terminate upon the Participant’s Termination of Service; and

(iii)

the Options, to the extent exercisable for the 90-day period following the Participant’s Termination of Service and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period.

6.3

Award Agreement. Options under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Option which may include the term of an Option, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Option.

6.4	Transferability of Options.

(a)	Limits on Transfer. Except as otherwise provided in Section 6.4(b):

(i)

No Option under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, as required under applicable domestic relations laws, unless and until such Option has been exercised, or the Shares underlying such Options have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)

No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)

During the lifetime of the Participant, only the Participant may exercise an Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to applicable domestic relations law; after the death of the Participant, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

(b)

Notwithstanding Section 6.4(a), the Committee, in its sole discretion, may determine to permit a Participant to transfer an Option to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish, including the following conditions:

(i)	an Option transferred shall not be assignable or transferable other than by will or the laws of descent and distribution;

(ii)	an Option transferred shall continue to be subject to all the terms and conditions of the Option as applicable to the original Participant (other than the ability to further transfer the Option); and

(iii)

the Participant and the permitted transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Laws and (C) evidence the transfer.

(c)

Notwithstanding Section 6.4(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Option upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Option shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee prior to the Participant’s death.

6.5

Performance Objectives and Other Terms. The Committee, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of the Options that will be granted or paid out to the Participants.

6.6	Conditions to Issuance of Shares.

(a)

Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Option, unless and until the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)

All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws. The Committee may place legends on any Shares certificate or book entry to reference restrictions applicable to the Shares.

(c)

The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d)

No fractional Shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)

Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Laws, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Option and instead such Shares shall be recorded in the books of the Company (or, as applicable, the Committee or the transfer agent of the Company).

6.7

Applicable Currency. Unless otherwise required by Applicable Laws, or as determined in the discretion of the Committee, all Options shall be designated in U.S. dollars. A Participant may be required to provide evidence that any currency used to pay the Exercise Price were acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the Exercise Price is paid in another foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Committee on the date of exercise.

6.8	Right of Redemption.

(a)

In the event of Termination of Service described in Section 6.2(b) hereof, the Participant may transfer all or any portion of the Shares acquired by the Participant upon exercise of any portion of the Options or have the Company or other person or entity designated by the Committee to redeem all or any portion of such Shares.

(b)

In the event of Termination of Service described in Section 6.2(c) hereof, the Participant may transfer all or any portion of the Shares acquired by the Participant upon exercise of any portion of the Options. If the Participant cannot transfer the Shares by two weeks before the Termination of Service, the Participant could request the Company or other person or entity designated by the Committee to redeem all or any portion of such Shares.

(c)

The proportion and the price of redemption of the Shares shall be negotiated between the Participant or his/her legal guardian or heir and the Company or the Committee. In the event that consensus cannot be reached, the Committee shall have the right to redeem, at the Exercise Price, 100% of the Shares held by such Participant. The Participant expressly acknowledges that redemption is a right rather than obligation of the Company or other person or entity designated by the Committee.

(d)

The Participant shall cooperate unconditionally with the Company (or its assignee) to complete all formalities to redeem the Shares, and sign, or cause to be signed, all relevant legal documents. Otherwise, the Participant shall indemnify the Company (or its assignee) on the basis of the Fair Market Value of such Shares. In the event that such indemnification is not adequate to compensate losses incurred by the Company (or its assignee), the Company (or its assignee) shall have the right to seek recovery.

6.9	Lapse of Options.

(a)

Notwithstanding any other provisions herein, all Options that are granted to a Participant and have become vested and exercisable shall immediately lapse or be cancelled in case of violation of Section 6.4(a)(i) hereof.

(b)

If, as a result of any change in the Participant’s position and responsibilities, he/she makes less contribution to the Service Recipient, the Committee shall have the right to cancel such Participant’s Options that have become vested and exercisable in the most recent year.

(c)

If the Service Recipient determines that the Participant is directly responsible for the Service Recipient’s loss, decline in business performance, or lagging behind rivals in respect of technological competence, the Committee shall have the right to cancel such Participant’s Options that have become vested and exercisable in the most recent tranche.

7.	CHANGES IN CAPITAL STRUCTURE

7.1

Adjustments. In the event of any distribution, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Corporate Transaction, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the Shares or the share price of a Share, the Committee shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4.1 and substitutions of shares in a parent or surviving company); (b) the terms and conditions of any outstanding Options (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or Exercise Price per share for any outstanding Options under the Plan. The form and manner of any such adjustments shall be determined by the Committee in its sole discretion.

7.2

Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for one or more of the following: (i) any and all Options outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Options during a period of time as the Committee shall determine, or (ii) the purchase of any Option in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of such Option (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Option, then such Option may be terminated by the Company without payment), or (iii) the replacement of such Option with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Option by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of such Option in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Option through the date as determined by the Committee when such Option would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

7.3

Outstanding Options - Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 7, subject to Applicable Laws and the terms of the Plan, the Committee may, in its sole discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share grant or Exercise Price of each Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

7.4

No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, and no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Option or the grant or Exercise Price of any Option.

8.	GENERAL PROVISIONS

8.1	Effective Date. The Plan shall become effective as of the date on which the Board adopts the Plan or as otherwise specified by the Board when adopting the Plan (the “Effective Date”).

8.2

Expiration Date. This Plan shall come into effect from the Effective Date, and shall remain in full force and effect thereafter for indefinite period in all aspects, provided, however, that the Committee, in its sole discretion, may suspend or terminate the Plan at any earlier date pursuant to Section 8.3 hereof. Notwithstanding the foregoing, the administration of this Plan shall survive such termination, until all payment and exercise in connection with the Options granted prior to such termination have been completed.

8.3

Amendment, Modification, and Termination. Except as otherwise provided in this Section 8.3, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that no such action shall without the consent of the Participant, materially and adversely affect any rights under any outstanding Option theretofore granted or awarded. To the extent required under the Applicable Laws, any Plan amendment shall be subject to approval by Company’s shareholders entitled to vote at a meeting of shareholders.

8.4

No Rights to Options. No Participant or other person shall have any claim to be granted any Option pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants or any other persons uniformly.

8.5

No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Option until the Participant becomes the record owner of such Shares.

8.6

No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

8.7

Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Options, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Options by a Participant may be permitted through the use of such an automated system.

8.8

Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for a Service Recipient. Nothing in the Plan shall be construed to limit the right of a Service Recipient: (a) to establish any other forms of incentives or compensation for the Directors, Employees and Consultants, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

8.9

Tax Withholding. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Option (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Option (or which may be repurchased from the Participant of such Options after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Option shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

8.10

Unfunded Status of the Plan. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Option, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

8.11

Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

8.12

Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Service Recipient except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

8.13	Expenses. The expenses of administering the Plan shall be borne by the Service Recipients.

8.14

Titles and Headings; References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

8.15

Compliance with Laws. The Plan, the grant and vesting of Options under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Options granted or awarded hereunder are subject to compliance with all Applicable Laws (including but not limited to securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Laws, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Laws.

8.16	Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Cayman Islands without regard to conflicts of laws thereof.

8.17

Section 409A. To the extent that the Committee determines that any Option granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures

(including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

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